UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2015 (September 15, 2015)

INVESTORS REAL ESTATE TRUST

(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988

(Address of principal executive offices) (Zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 15, 2015, the Board of Trustees approved, and the Company entered into, Indemnification Agreements (“Agreement”) with each of the Trustees and the following executive officers, senior vice presidents and officers of the Company (collectively, the “Indemnities”): Timothy P. Mihalick, Chief Executive Officer and President; Ted E. Holmes, Chief Financial Officer and EVP; Diane K. Bryantt, Chief Operating Officer and EVP; Mark W. Reiling, Chief Investment Officer and EVP; Michael A. Bosh, General Counsel and EVP; Charles A. Greenberg, Senior Vice President, Commercial and Senior Housing Asset Management; Andrew Martin, Senior Vice President, Residential Property Management; Joy S. Newborg, Chief Compliance Officer, Assistant General Counsel and Secretary; and Nancy B. Andersen, Vice President and Principal Accounting Officer.

These Agreements supplement the rights to indemnification, advancement of expenses and related rights provided in the Company’s Articles of Amendment and Third Restated Declaration of Trust (“Declaration of Trust”). The Agreements generally provide that the Company shall indemnify the Indemnitees to the fullest extent permitted by law, subject to certain exceptions, against judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by Indemnitee in connection with their services as a Trustee or officer and also provide rights to advancement of expenses and contribution. An Agreement terminates the later of: (1) the date the Indemnitee is no longer a Trustee or employee of the Company and (2) the date that Indemnitee is no longer subject to any actual or possible proceeding, as defined in the Agreement.

The above description of the Agreements is a summary only and is qualified in its entirety by reference to the full text of the form of Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On September 16, 2015, the Compensation Committee (“Committee”) granted one-year, two-year and three-year restricted stock awards (“Awards”) to executive officers pursuant to the terms of the 2015 Incentive Plan and the Company’s revised long-term incentive program. The Awards measure long-term performance on a future one-year, two-year or three-year basis, as applicable, utilizing total shareholder return (“TSR”), both relative and absolute.

Relative TSR will be measured by the degree of the Company’s under or over performance relative to the MSCI US REIT Index, and absolute TSR will be measured by the compounded annual growth rate (“CAGR”) per share and unit, based on the common share price before the start of the performance period compared to the price at the end of the performance period. The performance period for the one-year Award is May 1, 2015 through April 30, 2016, for the two-year Award is May 1, 2015 through April 30, 2017 and for the three-year Award is May 1, 2015 through April 30, 2018. Performance goals for each Award are set at the following levels:

Metric	Threshold	Target	High
Relative TSR (67%)	90% of Index	105% of Index	120% of Index
Absolute TSR (33%)	10% CAGR	12% CAGR	14% CAGR

To the extent deemed earned, Awards will be payable in restricted shares, 50% of which will vest at the conclusion of the performance period and 50% of which will vest on the first anniversary of the end of the performance period.

Awards were granted to the named executive officers as follows:

Recipient	Award Type	Maximum No. of Shares That Can Be Earned
Timothy P. Mihalick	1 Year Award	121,491
	2 Year Award	121,491
	3 Year Award	121,491
Ted E. Holmes	1 Year Award	44,049
	2 Year Award	44,049
	3 Year Award	44,049
Diane K. Bryantt	1 Year Award	60,328
	2 Year Award	60,328
	3 Year Award	60,328
Mark W. Reiling	1 Year Award	50,274
	2 Year Award	50,274
	3 Year Award	50,274
Michael A. Bosh	1 Year Award	47,445
	2 Year Award	47,445
	3 Year Award	47,445

The above description of the Awards is a summary only and is qualified in its entirety by reference to the full text of the Awards, which are filed with this Current Report on Form 8-K as Exhibit 10.2 for the one-year Award, Exhibit 10.3 for the two-year Award and Exhibit 10.4 for the three-year Award, and are incorporated herein by reference.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                 Effective September 15, 2015, the Board of Trustees revised the Company’s bylaws by adopting the Fourth Restated Trustee’s Regulations (Bylaws) (“Revised Bylaws”). The Revised Bylaws generally provide the procedure for shareholders holding 10% of the outstanding common shares to call a special meeting, a right provided for in the Declaration of Trust; revise and implement advance notice requirements applicable to shareholder proposals and trustee nominations; provide the manner shareholders can act by written consent; as well as provide that the duties of certain committees are as provided for in their charters or as the Board may prescribe.

The above description of the Revised Bylaws is a summary only and is qualified in its entirety by reference to the full text of the Revised Bylaws, which is filed with this Current Report on Form 8-K as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On September 15, 2015, the Company held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”).  As of July 17, 2015, the record date for shareholders entitled to vote at the Annual Meeting, there were 125,519,557 common shares outstanding and entitled to vote at the Annual Meeting.  Of the shares entitled to vote, 99,647,153, or approximately 79.38% of the shares, were present or represented by proxy at the Annual Meeting, constituting a quorum under the Declaration of Trust.  There were four matters presented and voted on at the Annual meeting.  Set forth below is a brief description of each matter voted on at the Annual Meeting and the final voting results with respect to each such matter.

Proposal 1 —Election of nine nominees to serve on the Board of Trustees for a one-year term and until their respective successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
				35,112,886
Jeffrey P. Caira	62,271,982	2,038,618	223,667
Linda J. Hall	63,128,771	1,178,995	226,501
Terrance P. Maxwell	56,704,574	7,585,048	244,645
Timothy P. Mihalick	63,264,914	1,047,181	222,172
Jeffrey L. Miller	63,295,059	1,012,694	226,514
Pamela J. Moret	63,382,236	937,182	214,849
Stephen L. Stenehjem	62,306,098	2,036,621	191,548
John D. Stewart	63,254,785	1,051,192	228,290
Jeffrey K. Woodbury	63,358,925	953,711	221,631

The shareholders elected all nine of the nominees as trustees.

Proposal 2 —Non-binding advisory resolution on executive compensation.

	For	Against	Abstain	Broker Non- Votes

Votes Cast	62,052,421	2,103,857	377,989	35,112,886

The shareholders approved the non-binding advisory resolution on executive compensation.

Proposal 3 —Approval of the 2015 Incentive Award Plan.

	For	Against	Abstain	Broker Non- Votes

Votes Cast	61,929,061	2,187,318	417,888	35,112,886

The shareholders approved the 2015 Incentive Award Plan.

Proposal 4 —Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

	For	Against	Abstain	Broker Non- Votes

Votes Cast	98,817,737	521,739	307,677	0

The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description

3.2	Fourth Restated Trustee’s Regulations (Bylaws) of Investors Real Estate Trust, adopted on September 15, 2015
10.1	The form of Indemnification Agreement
10.2	The form of Stock Award Agreement (one-year measurement period)
10.3	The form of Stock Award Agreement (two-year measurement period)
10.4	The form of Stock Award Agreement (three-year measurement period)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: September 21, 2015	By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer